EXHIBIT 32

SECTION 1350 CERTIFICATION

The undersigned certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The accompanying Quarterly Report on Form 10-Q for the period ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2025	/s/ Mark R. Jundt
Mark R. Jundt
Co-Chief Executive Officer
(principal co-executive officer)

Date: May 13, 2025	/s/ Daniel C. Philp
Daniel C. Philp
Co-Chief Executive Officer
(principal co-executive officer)

Date: May 13, 2025	/s/ Elizabeth E. McShane
Elizabeth E. McShane
Chief Financial Officer
(principal financial and accounting officer)